LAW OFFICES OF
                           DERENTHAL & DANNHAUSER LLP
                           ONE POST STREET, SUITE 575
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 981-4844
                            FACSIMILE: (415) 981-4840







                                November 5, 2004




ATEL Capital Equipment Fund XI, LLC
600 California Street, 6th Floor
San Francisco, California  94108

             RE:      Registration Statement on Form S-1

Gentlemen:

         We have examined the above-referenced Registration Statement to be filed with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 15,000,000 of your limited liability company member units (the "Securities"). The Securities are to be offered and sold by and through the broker-dealers described in said Registration Statement on a "best-efforts" basis.

         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said sale and issuance of the Securities.

         It is our opinion that when the Securities are issued and sold in the manner contemplated by the Registration Statement, including the Operating Agreement included as an exhibit to the Prospectus filed in Part I of the Registration Statement, the Securities will be validly authorized and legally issued. When all capital contributions in respect of each of the Securities thus issued have been made in accordance with the terms of the Operating Agreement and as described in the Registration Statement, such Securities will be fully paid and non-assessable.

         We hereby consent to the reference to our firm under "Legal Opinions" in the prospectus which is a part of said Registration Statement, and to the use of this opinion as an exhibit thereto.

                                             Very truly yours,


                                             /s/ Derenthal & Dannhauser LLP


                                             DERENTHAL & DANNHAUSER LLP